Exhibit 99.1

NEWS RELEASE

APO HEALTH, INC. AND JUPITER GLOBAL HOLDINGS, CORP.
ANNOUNCE SIGNING OF DEFINITIVE AGREEMENT AND PLAN OF MERGER

Oceanside, NY- Tuesday, April 25, 2006 --- APO Health, Inc. (“APO”) (OTCBB: APOA) and Jupiter Global Holdings, Corp. (“Jupiter”) (OTC: JPHC.PK) today jointly announced their execution of a Definitive Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which APO has agreed, through a wholly-owned subsidiary, to acquire 100% of the issued and outstanding common shares of the Jupiter, and Jupiter has agreed, at the closing of the transaction, to become a wholly-owned subsidiary of APO. As consideration in the merger transaction, APO has agreed to exchange shares of its common stock (“the Issuable Shares”) with Jupiter’s shareholders at an exchange ratio, which is subject to adjustment under the Merger Agreement that values the Jupiter shares at $0.005 per common share.

Jan Stahl, the Chief Executive Officer of APO, commented, “APO is making a shift in its business future and Jupiter, and primarily its subsidiary, Macro Communications, Inc. (www.macrosouth.com), presented the best opportunity for us to build a significant operation under a new direction for our shareholders. Our aim was to chart a new course for APO that would result in accelerated growth and increased shareholder value. The challenges we have experienced in growing our health subsidiary prompted the development of our plan for change that included a process of looking for opportunities outside of the health industry and ultimately develop a business with holdings that could provide for significant value creation. Macro Communications, Inc. is a business that we believe has vast potential. It is currently a multimillion dollar operation that has a business plan which includes other acquisition candidates and a comprehensive strategy for growth and profit generation. We look forward to welcoming the Jupiter shareholders as APO shareholders and feel very strongly on the new combined entities moving forward.”

Ray Hawkins, the Chief Executive Officer of Jupiter, commented further, “The execution of this agreement results from a diligently prepared and successfully executed plan that we had implemented to move Jupiter forward for the future growth of the company, and ultimately for the enhancement of value for the Jupiter shareholders. APO is a solid company which currently is a multimillion dollar operation, and we feel this merger provides a great opportunity for our shareholders’ growth prospects. We are very pleased with the valuation that we received from APO and feel it is fair for our shareholders. We look forward to the consummation of this transaction and setting things in motion to develop a new path of success for the combined corporations.”

The parties have agreed to use their best efforts to consummate the transaction by May 10, 2006, or as soon as practicable thereafter.

The Merger Agreement will be filed by APO as an exhibit to a Current Report on Form 8-K with the U.S. Securities and Exchange Commission as required. The Merger Agreement contains certain conditions precedent to consummation of the merger, including but not limited to, obtaining consents, providing certified lists of shareholders and delivery of certain due diligence and other corporate documents. The Merger Agreement provides that the Issuable Shares will not be registered under the Securities Act, or the securities laws of any state, and absent an exemption from registration contained in such laws, cannot be transferred, hypothecated, sold or otherwise disposed of until; (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) APO receives an opinion of counsel for APO that an exemption from the registration requirements of the Securities Act is available.

ABOUT APO HEALTH, INC.

APO Health, Inc., a Nevada corporation, through its subsidiary distributes medical, dental and health and beauty aids products to dental and medical professionals and wholesalers throughout the United States.

ABOUT JUPITER GLOBAL HOLDINGS, CORP.

Jupiter Global Holdings, Corp., a Nevada corporation, is a holding company with interests and developments in a diverse number of growing industries. Jupiter plans to achieve a leadership position through the building of a synergistic network of innovative, profitable and global businesses.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “PLSLRA”) provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

 Statements contained herein that are not based on historical fact , as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the PSLRA. APO and Jupiter intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause APO and Jupiter actual results, performance or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in APO and Jupiter annual, quarterly and other periodic public filings on record with the Securities and Exchange Commission which can be viewed free of charge on its website at http://www.sec.gov.

Please visit Jupiter’s website: www.jupiterglobal.net

For more information regarding Jupiter, please contact:
Jupiter Global Shareholder Services
Phone: 1.800.963.6532
Email Address: jphc@4lfs.com

For more APO information please contact:

Phone: 516-594-0005 x 221